Exhibit 99.3

SAFENET, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

(Amounts in thousands, except per share amounts)

     The Unaudited Combined Condensed Pro Forma Statements of Operations combine the historical consolidated statements of operations of SafeNet and Datakey, Inc. as if the merger had occurred on January 1, 2003. The Unaudited Combined Condensed Pro Forma Statements of Operations for the year ended December 31, 2003 also include the effect of SafeNet’s previous acquisitions of Cylink Corporation, which occurred on February 5, 2003 and Rainbow Technologies, Inc., which occurred on March 15, 2004. The Unaudited Combined Condensed Pro Forma Balance Sheet combines the historical consolidated balance sheet of SafeNet and the historical balance sheet of Datakey, giving effect to the merger as if it had occurred on September 30, 2004. SafeNet has adjusted the historical consolidated financial information to account for pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

     On December 15, 2004, SafeNet, Inc. completed the merger of Snowflake Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of SafeNet, with and into Datakey, Inc., a Minnesota corporation, pursuant to the terms and conditions of the Agreement and Plan of Merger dated September 9, 2004 by and among SafeNet, Datakey, and Snowflake Acquisition Corp. As a result of the merger, Datakey has become a wholly-owned subsidiary of SafeNet and all remaining shares of Datakey common stock that were not validly tendered and purchased in the tender offer, except those shares for which appraisal rights under applicable law have been properly exercised, have been converted into the right to receive $0.65 net per share in cash.

     The following Unaudited Combined Condensed Pro Forma financial information gives effect to SafeNet’s acquisition of Datakey as if the transaction had occurred on September 30, 2004 for purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet, and as of January 1, 2003 for purposes of the Unaudited Pro Forma Combined Condensed Statement of Operations. The Unaudited Combined Condensed Pro Forma Statements of Operations also include the effect of SafeNet’s previous acquisitions of Cylink Corporation, which occurred on February 5, 2003, and Rainbow Technologies, Inc., which occurred on March 14, 2004. The acquisition of Datakey will be recorded using the purchase method of accounting. The following unaudited pro forma financial statements are based on the historical financial statements of SafeNet and Datakey during the periods presented, adjusted to give effect to the acquisition. The total purchase price of Datakey has been allocated on a preliminary basis to identifiable assets acquired and liabilities assumed based on valuation procedures performed to date. This allocation is subject to change pending a final analysis of the total purchase price paid, including direct costs of the acquisition, and the estimated fair value of the assets acquired and liabilities assumed. However, the Company does not believe the impact of these changes will be material.

     The pro forma adjustments are described in the accompanying notes and are based upon available information and various assumptions that management believes are reasonable. These adjustments give effect to events directly attributable to the transaction and do not reflect any restructuring or integration costs, or any potential cost savings or other synergies that management expects to realize as a result of the transaction. The accompanying unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and the related notes thereto of SafeNet, included in our Annual Report on Form 10-K, and the historical financial statements and the related notes thereto of Datakey, included elsewhere in this Current Report on Form 8-K/A.

     The unaudited pro forma combined financial information is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated on the dates indicated, nor is it necessarily indicative of the future financial position and the results of operations of SafeNet.

SAFENET, INC.
AND SUBSIDIARIES
UNAUDITED COMBINED CONDENSED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2004
(dollars in thousands)

	Historical	Historical	Pro Forma		Combined
	SafeNet	Datakey	Adjustments	Notes	Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$80,672	$375	$(8,574)	a	$72,473
Restricted cash	4,479	—	—		4,479
Short-term investments	93,313	—	—		93,313
Accounts receivable, net	44,240	1,509	—		45,749
Deferred income taxes	3,293	—	—		3,293
Inventories, net	14,845	932	(272)	g	15,505
Prepaid expenses and other current assets	4,814	250	—		5,064

Total current assets	245,656	3,066	(8,846)		239,876
Equipment and leasehold improvements, net	15,737	72	—		15,809
Computer software development	2,600	—			2,600
Goodwill	308,240	—	7,848	a, b, d, e, f, g	316,088
Other intangibles, net	140,477	23	4,550	a	145,050
Other assets	3,627	477	(2,182)	c	1,922

	$716,337	$3,638	$1,370		$721,345

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,416	$709	$—		$12,125
Accrued salaries and commissions	12,254	362	—		12,616
Advance payments and deferred revenue	9,236	607	(91)	g	9,752
Warranty reserve	3,296	—	—		3,296
Other accrued expenses	7,781	269	965	d, e, g	9,015
Due to former owners of acquired company	3,850	—	—		3,850
Notes payable	—	2,182	(2,182)	c	—
Income taxes payable	9,907	—	—		9,907
Deferred income taxes	7,538	—	442	f	7,980
Other current liabilities	—	—	—		—

Total current liabilities	65,278	4,129	(866)		68,541

Long term liabilities:
Long-term accrued restructuring costs	—	—	—		—
Other liabilities	2,813	—	—		2,813
Unfavorable lease liability	4,559	—	—		4,559
Deferred income taxes	46,532	—	1,296	f	47,828

Total long-term liabilities	53,904	—	1,296		55,200

Stockholders’ equity:
Preferred stock	—	375	(375)	b	—
Common stock	241	588	(588)	b	241
Additional paid-in capital	625,572	20,648	(20,199)	a, b	626,021
Unearned compensation	(8,613)	—	—		(8,613)
Retained (deficit) earnings	(25,366)	(22,102)	22,102	b	(25,366)
Accumulated other comprehensive income	5,321	—	—		5,321

Net stockholders’ equity	597,155	(491)	940		597,604

	$716,337	$3,638	$1,370		$721,345

SAFENET, INC. AND SUBSIDIARIES
UNADUITED COMBINED CONDENSED
PRO FORMA STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2004
(in thousands, except per share amounts)

									Combined
	Historical	Historical	Pro Forma		Pro Forma	Historical	Pro Forma		Pro Forma
	SafeNet	Rainbow	Adjustments	Notes	SafeNet	Datakey	Adjustments	Notes	SafeNet
Revenues	$137,811	$28,168		10,11	$165,979	$5,583	$—		$171,562
Cost of revenues	68,066	15,982	2,335		86,383	2,380	622	14	89,385

Gross Profit	69,745	12,186	(2,335)		79,596	3,203	(622)		82,177

Research and development expenses	17,180	2,037	(44)	10	19,173	1,485	—		20,658
Sales and marketing expenses	19,723	3,295	(3)	10	23,015	3,078	—		26,093
General and administrative expenses	12,300	4,980	(579)	10	16,701	741	—		17,442
Amortization of acquired intangible					—				—
assets	6,173	—	766	11	6,939	—	77	14	7,016
Restructuring charge	1,585	—	—		1,585	—	—		1,585
Cost of integration of acquired					—				—
companies	7,935	—	—		7,935	—	—		7,935
Non-cash compensation expense	4,547	—	1,797	12	6,344	—	—		6,344
Litigation settlement	—	—	—		—	—	—		—

Total operating expenses	69,443	10,312	1,937		81,692	5,304	77		87,073

Operating (loss) income	302	1,874	(4,272)		(2,096)	(2,101)	(699)		(4,896)
Interest and other income, net	2,049	171	—		2,220	(621)	—		1,599

(Loss) income from continuing operations before income taxes	2,351	2,045	(4,272)		124	(2,722)	(699)		(3,297)
Income tax benefit (expense)	(1,404)	(598)	2,307	13	305	—	80	15	385

(Loss) income from continuing operations	947	1,447	(1,965)		429	(2,722)	(619)		(2,912)
Loss from discontinued operations, net of applicable taxes	—	—	—		—	—	—		—

Net (loss) income	$947	$1,447	$(1,965)		$429	$(2,722)	$(619)		$(2,912)

Basic (loss) income per share:
Continuing operations	0.05	0.05				(0.23)			(0.12)
Discontinued operations	—	—				—			—

Net (loss) income	0.05	0.05				(0.23)			(0.12)

Diluted (loss) income per share:
Continuing operations	0.04	0.05				(0.23)			(0.12)
Discontinued operations	—	—				—			—

Net (loss) income	0.04	0.05				(0.23)			(0.12)

Shares used in computation:
Basic	20,998	26,796				11,765			23,697
Diluted	21,686	27,786				11,765			23,697

See accompanying notes to unaudited pro forma combined condensed financial statements.

SAFENET, INC. AND SUBSIDIARIES
UNADUITED COMBINED CONDENSED
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share amounts)

						Historical
	Historical	Historical	Pro Forma		Pro Forma	Rainbow	Pro Forma		Historical	Pro Forma		Combined
	SafeNet (3)	Cylink	Adjustments	Notes	SafeNet	Technologies (2)	Adjustments	Notes	Datakey (1)	Adjustments	Notes	Pro Forma
Revenues	$66,194	$2,204	$—		$68,398	$142,103	$—		$4,113			$214,614
Cost of revenues	16,837	1,943	382	1,2	19,162	80,683	9,297	4,5	2,240	829	8	112,211

Gross Profit	49,357	261	(382)		49,236	61,420	(9,297)		1,873	(829)		102,403

Research and development expenses	14,664	929	—		15,593	8,779	(152)	4	2,054			26,274
Sales and marketing expenses	14,929	932	—		15,861	18,005	(34)	4	3,058			36,890
General and administrative expenses	6,716	2,071	—		8,787	21,250	(1,930)	4	692			28,799
Amortization of acquired intangible assets	4,710	15	308	1,2	5,033	—	3,064	5		334	8	8,431
Write-off of acquired in-process research and development costs	9,681	—	—		9,681	—	—					9,681
Cost of integration of acquired companies	3,934	—	—		3,934	—	—					3,934
Non-cash compensation expense	—	—	—		—	—	7,490	6				7,490
Litigation settlement	—	—	—		—	3,632	—					3,632

Total operating expenses	54,634	3,947	308		58,889	51,666	8,438		5,804	334		125,131

Operating (loss) income	(5,277)	(3,686)	(690)		(9,653)	9,754	(17,735)		(3,931)	(1,163)		(22,728)
Interest and other income, net	807	(36)	—		771	(2,085)	—		(148)	—		(1,462)

(Loss) income from continuing operations before income taxes	(4,470)	(3,722)	(690)		(8,882)	7,669	(17,735)		(4,079)	(1,163)		(24,190)
Income tax benefit (expense)	(1,618)	—	262	3	(1,356)	(1,064)	5,378	7	—	391	9	3,349

(Loss) income from continuing operations	(6,088)	(3,722)	(428)		(10,238)	6,605	(12,357)		(4,079)	(772)		(20,841)
Loss from discontinued operations, net of applicable taxes	—	—	—		—	(261)	—					(261)

Net (loss) income	$(6,088)	$(3,722)	$(428)		$(10,238)	$6,344	$(12,357)		$(4,079)	$(772)		$(21,102)

Basic (loss) income per share:
Continuing operations	(0.54)	(0.11)			(0.94)	0.25			(0.39)			(0.98)
Discontinued operations	—	—			—	(0.01)			—			(0.01)

Net (loss) income	(0.54)	(0.11)			(0.94)	0.24			(0.39)			(0.99)

Diluted (loss) income per share:
Continuing operations	(0.54)	(0.11)			(0.94)	0.24			(0.39)			(0.98)
Discontinued operations	—	—			—	(0.01)			—			(0.01)

Net (loss) income	(0.54)	(0.11)			(0.94)	0.23			(0.39)			(0.99)

Shares used in computation:
Basic	11,350	33,209			10,921	26,734			10,423			21,334
Diluted	11,350	33,209			10,921	27,724			10,423			21,334

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS
(Amounts in thousands, except per share amounts)

Note 1 The Merger with Datakey, Inc.

     On December 15, 2004, SafeNet, Inc. completed the merger of Snowflake Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of SafeNet, with and into Datakey, Inc., a Minnesota corporation, pursuant to the terms and conditions of the Agreement and Plan of Merger dated September 9, 2004 by and among SafeNet, Datakey, and Snowflake Acquisition Corp. As a result of the merger, Datakey has become a wholly-owned subsidiary of SafeNet and all remaining shares of Datakey common stock that were not validly tendered and purchased in the tender offer, except those shares for which appraisal rights under applicable law have been properly exercised, have been converted into the right to receive $0.65 net per share in cash.

     The aggregate purchase price was $11,705, consisting of cash of $10,756 for the acquisition of outstanding stock, approximately 30 options to purchase common stock with an aggregate value of approximately $449, and estimated direct costs of the acquisition of $500. The cash payment included an advance payment to Datakey of $2,182 which was used to retire outstanding debt.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at September 30, 2004

Cash and cash equivalents	$375
Accounts receivable, net	1,509
Inventories, net	660
Prepaid expenses and other current assets	250
Property and equipment	72
Goodwill	7,848
Intangible assets subject to amortization	4,573
Other assets	477

Total assets acquired	15,764

Accounts payable	709
Accrued salaries and commissions	362
Advance payments and deferred revenue	516
Other accrued expenses	734
Deferred income taxes	1,738

Total liabilities assumed	4,059

Net assets acquired	$11,705

Note 2 The Merger with Rainbow Technologies, Inc.

     In accordance with the merger agreement SafeNet has issued to the Rainbow Technologies stockholders 0.374 of a share of SafeNet common stock for each share of Rainbow Technologies common stock outstanding at the merger close date. SafeNet did not issue fractional shares in the merger. As a result, the 10,306 shares of SafeNet common stock that each Rainbow Technologies stockholder received in the merger was rounded down to the nearest whole number, and each Rainbow Technologies stockholder received a cash payment for the remaining fraction of a share of SafeNet common stock that he or she would have otherwise received, if any, based on the market value of SafeNet common stock at the close of business on March 14, 2004.

     SafeNet has also assumed all outstanding vested and unvested stock options held by Rainbow Technologies employees. The merger is treated as a purchase by SafeNet under accounting principles generally accepted in the United States. SafeNet is considered the acquiring entity for accounting purposes based on the following considerations: (1) the shareholders of SafeNet hold approximately 57% of the outstanding securities of the combined entity; (2) the board of directors of the combined company consists of eight members, including six current members of SafeNet’s board of directors and two former members of Rainbow Technologies’ board of directors; (3) the management and administration of the combined company is being conducted primarily by current personnel of SafeNet; and (4) the terms of the exchange of equity securities provided for SafeNet to pay a premium over the market value of the equity securities of Rainbow Technologies.

     Under the purchase method, the purchase price for accounting purposes is calculated using the fair market value of the SafeNet common stock issued to Rainbow Technologies stockholders, plus the value of Rainbow Technologies’ stock options assumed by SafeNet and acquisition related costs.

     The aggregate purchase price was $412,553, consisting primarily of 10,306 shares of common stock valued at approximately $375,052, 1,944 options to purchase common stock with an aggregate value of the vested portion of $31,440, and estimated direct costs of the acquisition of $6,061. The fair value of the common stock issued was determined based on the average market price of the Company’s common stock over the period including three days before and after the terms of the acquisition were agreed to and announced.

     For more information on the merger with Rainbow, refer to SafeNet’s Current Report on Form 8-K/A dated March 15, 2004 and filed with the Securities and Exchange Commission on May 28, 2004.

Note 3 The Merger with Cylink Corporation

     On February 5, 2003, SafeNet acquired 100% of the outstanding common shares of Cylink in accordance with an Agreement and Plan of Reorganization dated October 30, 2002. The purchase price the Company paid to the stockholders of Cylink in connection with the acquisition totaled $35,166 and consisted of the following:

Number of shares of Cylink common stock outstanding as of February 5, 2003	33,675
Exchange Ratio	0.05

Number of shares of SafeNet common stock issued	1,684
Multiplied by SafeNet’s average stock price for the three days before through three days after the signing of the merger agreement	$18.56

Fair value of SafeNet’s common stock issued	$31,256
Fair value of Cylink’s stock options assumed by SafeNet	1,691
Acquisition related costs incurred by SafeNet	2,219

Purchase price	$35,166

     For more information on the merger with Cylink, refer to SafeNet’s Current Report on Form 8-K/ A dated February 5, 2003 and filed with the Securities and Exchange Commission on April 21, 2003.

Note 4 Adjustments to Unaudited Combined Condensed Pro Forma Financial Statements

     The adjustments to the unaudited combined condensed pro forma balance sheet as of September 30, 2004 and the combined condensed pro forma statement of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003, in connection with the Datakey, Rainbow Technologies and Cylink mergers are presented below.

Adjustments to the 2003 Unaudited Combined Condensed Pro Forma Statement of Operations for Cylink Merger

     (1) Adjustment to eliminate amortization expense recorded by Cylink related to amortizable intangible assets of $166 for the period from January 1, 2003 through February 5, 2003, consisting of amortization expense included in cost of revenues of $151 and other amortization expense of $15.

     (2) Adjustment to record incremental amortization expense for the period from January 1, 2003 through February 5, 2003 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization expense included in cost of revenues of $533 and other amortization expense of $323.

     (3) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 38%.

Adjustments to the 2003 Unaudited Combined Condensed Pro Forma Statement of Operations for Rainbow Technologies Merger

     (4) Adjustment to eliminate amortization expense recorded by Rainbow Technologies for the year ended December 31, 2003 related primarily to capitalized software development costs, patents and product licenses and consisting of amortization expense included in cost of revenues of $1,453, included in research and development expense of $152, included in sales and marketing expense of $34 and included in general and administrative expense of $1,930.

     (5) Adjustment to record amortization expense for the year ended December 31, 2003 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization expense included in cost of revenues of $10,750 for developed technology assets and other amortization expense of $3,064 for patents, key account list, and customer contracts assets.

     (6) This adjustment is to record the amortization for the year ended December 31, 2003 of the unearned compensation expense related to the intrinsic value of the unvested options to be assumed in the acquisition.

     (7) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 38%.

Adjustments to the 2003 Unaudited Combined Condensed Pro Forma Statement of Operations for Datakey Merger

     (8) Adjustment to record amortization expense for the year ended December 31, 2003 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization expense included in cost of revenues of $829 for core technology and developed technology assets and other amortization expense of $334 for trade name, backlog, and customer contracts assets.

     (9) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 38%.

Adjustments to the September 30, 2004 Unaudited Combined Condensed Pro Forma Balance Sheet for the Datakey Merger:

     (a) The fair values of Datakey’s net assets have been estimated for the purpose of allocating the purchase price and determining the pro forma effect of the acquisition on the unaudited combined condensed pro forma financial statements. The estimated purchase price of $11,705 has been assigned to the tangible and intangible assets acquired and liabilities assumed as follows:

Current and other tangible assets at September 30, 2004	$3,343
Goodwill	7,848
Other intangibles (weighted average useful life of approximately 4.5 years)	4,573

$15,764
Less: liabilities assumed and acrued by SafeNet as of September 30, 2004	(4,059)

$11,705

     Other intangible assets consist of core technology, developed technology, customer contracts, backlog, and trade name which were valued per an independent valuation. The intangible assets will be amortized over their respective useful lives ranging from of 3 months to 5 years.

     (b) This adjustment is to eliminate the preferred stock ($375), common stock ($588), additional paid in capital ($20,648), and retained earnings ($22,102) of Datakey.

     (c) This adjustment is to offset the loan payable due to SafeNet, Inc. against the note receivable due from Datakey ($2,182).

     (d) This adjustment is an estimate of the acquisition costs to complete the merger. This adjustment includes SafeNet’s estimated costs totaling $500.

     (e) This adjustment is an estimate of the liabilities to be accrued in connection with the purchase business combination, consisting primarily of severance costs and totaling $535.

     (f) This adjustment is to record the estimated deferred income taxes in connection with the preliminary allocation of the purchase price. Deferred income taxes totaling $1,738 relate to the intangible assets, other than goodwill, that have been recorded but which the related amortization will not be deductible for income tax purposes, using a combined effective federal and state statutory income tax rate of approximately 38%.

     (g) Adjustment to record the fair value of certain assets acquired from Datakey, consisting of a reduction in the carrying values of inventories by $272, deferred revenue by $91, and other accrued expenses by $70.

Adjustments to the 2004 Unaudited Combined Condensed Pro Forma Statement of Operations for Rainbow Merger

     (10) Adjustment to eliminate amortization expense recorded by Rainbow Technologies for the period ended March 15, 2004 related primarily to capitalized software development costs, patents and product licenses and consisting of amortization expense included in cost of revenues of $353, included in research and development expense of $44, included in sales and marketing expense of $3 and included in general and administrative expense of $579.

     (11) Adjustment to record amortization expense for the period ended March 15, 2004 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization expense included in cost of revenues of $2,688 for developed technology assets and other amortization expense of $766 for patents, key account list, and customer contracts assets.

     (12) This adjustment is to record the amortization for the period ended March 15, 2004 of the unearned compensation expense related to the intrinsic value of the unvested options to be assumed in the acquisition.

     (13) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 54%.

Adjustments to the 2004 Unaudited Combined Condensed Pro Forma Statement of Operations for Datakey Merger

     (14) Adjustment to record amortization expense for the nine months ended September 30, 2004 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization expense included in cost of revenues of $622 for core technology and developed technology assets and other amortization expense of $77 for customer contracts assets.

     (15) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 54%.

Note 5 Items Not Adjusted

     The unaudited combined condensed pro forma financial statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by SafeNet’s management as a result of the merger. Additionally, certain integration costs may be recorded subsequent to the merger that, under purchase accounting, will not be treated as part of the Datakey purchase price. These costs have not been reflected in these unaudited pro forma condensed statements of operations because they are not expected to have a continuing impact on the combined results.

Note 6 Unaudited Pro Forma Net Loss Per Share

     The pro forma basic and diluted loss from continuing operations per share is computed by dividing the pro forma loss from continuing operations by the pro forma basic and diluted weighted average number of shares outstanding, assuming SafeNet, Cylink and Rainbow Technologies had merged at the beginning of the earliest period presented. The pro forma weighted average basic and diluted number of shares outstanding is calculated as follows for the year ended December 31, 2003:

Basic
and
Diluted
For the year ended December 31, 2003:
Cylink’s common shares outstanding on January 1, 2003	33,209
Multiplied by	0.05

Equivalent SafeNet shares issued to Cylink shareholders	1,660
Multiplied by portion of period from January 1, 2003 to February 5, 2003	0.096

Incremental equivalent SafeNet shares issued to Cylink shareholders	158
Rainbow Technologies’ common shares outstanding on January 1, 2003	26,269
Multiplied by	0.374

Equivalent SafeNet shares issued to Rainbow shareholders	9,825
Add SafeNet weighted average common shares outstanding	11,350

Pro forma combined weighted average shares outstanding	21,334

For the nine months ended September 30, 2004:
Rainbow's common shares outstanding on January 1, 2003	26,269
Multiplied by	0.374

Equivalent SafeNet shares issued to Rainbow shareholders	9,825
Multiplied by portion of period from January 1, 2004 to March 15, 2004	0.27

Equivalent SafeNet shares issued to Rainbow shareholders	2,699
Add SafeNet weighted average common shares outstanding (Basic)	20,998

Pro forma combined weighted average shares outstanding	23,697